UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2004

FLEXTRONICS INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Boulevard, # 28-00, Singapore	018989
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (65) 6890-7188

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events.

On November 9, 2004, Flextronics International Ltd. announced an intended private placement, subject to market and other conditions, of $500 million aggregate principal amount of its senior subordinated notes due 2014.

Subsequently on November 9, 2004, Flextronics announced that it had priced its offering of $500 million aggregate principal amount of its 6.25% senior subordinated notes due 2014.

The 6.25% senior subordinated notes due 2014 were offered to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended, or outside the United States under Regulation S. The press releases relating to the offering are filed as Exhibits 99.1 and 99.2 to this report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit
99.1	Press release, dated November 9, 2004

99.2	Press release, dated November 9, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flextronics International Ltd.

Date: November 12, 2004

	By:	/s/ Robert R.B. Dykes
Robert R.B. Dykes
President, Systems Group and Chief Financial Officer